As filed with the Securities and Exchange Commission on May 17, 2006

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under

The Securities Act of 1933

URANIUM RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2212772
(State or jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

650 South Edmonds, Suite 108, Lewisville, TX 75607

(Address and zip code of principal executive office)

URANIUM RESOURCES, INC.

2004 STOCK INCENTIVE PLAN

THOMAS H. EHRLICH

650 South Edmonds, Suite 108

Lewisville, TX 75607

972-219-3330

(Name, Address and Telephone Number of Agent for Service)

Copies to:

ALFRED C. CHIDESTER

Baker & Hostetler LLP

303 East 17th Avenue Suite 1100

Denver, Colorado 80203

Phone No.: 303-764-4091

Fax No.: 303-861-2307

CALCULATION OF REGISTRATION FEE

Title of securities to registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $.001 per share (3)	1,750,000	$6.16	$10,780,000	$1,153.46	(4)

(1)           The maximum number of shares which may be sold upon exercise of options granted under the Plan is subject to adjustment in accordance with the anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any Plan Provision.

(2)           Estimated solely for purposes of calculating the registration fee pursuant to the provisions of Rule 457 under the Securities Act, as amended (the “Act”). The proposed maximum offering price per share is based upon the market price of $6.97 per share as of May 10, 2006, the average high and low price of the Common Stock as of such date. The proposed maximum aggregate offering price is based upon the proposed maximum offering price per share multiplied by the respective total number of shares of Common Stock to be registered.

(3)           Relates solely to shares of Common Stock issuable under the Uranium Resources, Inc. 2004 Stock Incentive Plan, all of which may be issued pursuant to the terms of the Uranium Resources, Inc. 2004 Stock Incentive Plan.

(4)           Pursuant to Rule 429 of the Act, the Re-Offer Prospectus included herein also relates to (a) 8,500 shares of Common Stock included in the Registration Statement on Form S-8, File No. 333-00349, relating to the Company’s Amended and Restated Directors’ Stock Option Plan; (b) 3,000,000 shares of Common Stock included in the Registration Statement on Form S-8, File No. 333-00405, relating to the Company’s Amended and Restated 1995 Stock Incentive Plan; (c) 50,000 shares of Common Stock included in the Registration Statement on Form S-8, File No. 333-05617 relating to the Company’s Option Grants to Leland O. Erdahl and George R. Ireland; (d) 1,250,000 shares of Common Stock included in the Registration Statement on Form S-8, File No. 333-119661, relating to the Company’s 2004 Directors’ Stock Option Plan; and (e) 1,007,190 shares of Common Stock included in the Registration Statement on Form S-8, File No. 333-119661, relating to the Company’s Deferred Compensation Plans in effect for the years 1999 through 2004. The filing fees in connection with the Registration Statements referenced herein were previously paid at the time of filing, based on the then applicable fees.

Explanatory Note

Uranium Resources, Inc. (the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement registers 1,750,000 shares of the Company’s Common Stock which may be issued from time to time to participants under the 2004 Stock Incentive Plan (the “2004 Plan”) and 4,938,665 shares of Common Stock for re-offer and/or re-sale by the individuals listed under the Selling Stockholder section of the re-offer prospectus (collectively, the “Selling Stockholders”) under the 2004 Plan as well as the following additional benefit plans:

1.             Amended and Restated Directors’ Stock Option Plan;

2.             Amended and Restated 1995 Stock Incentive Plan;

3.             The Leland O. Erdahl and George R. Ireland Option Grant;

4.             1999 Deferred Compensation Plan;

5.             2000-2001 Deferred Compensation Plan;

6.             2002 Deferred Compensation Plan;

7.             2003 Deferred Compensation Plan;

8.             2004 Deferred Compensation Plan; and

9.             2004 Directors’ Stock Option Plan.

The Registration Statement on Form S-8 and the file number for each respective Plan registered under prior registration statements is included at the bottom of the facing page under footnote (4) as required by Rule 429 of the Securities Act. Pursuant to Rule 429, this Registration Statement on Form S-8 shall act, upon effectiveness, as a post-effective amendment to each Registration Statement specified under footnote (4) on the facing page. Notwithstanding anything to the contrary herein, registration of the Selling Stockholders’ Common Stock does not necessarily mean that the Selling Stockholders will offer or sell the shares.

This Registration Statement consists primarily of two parts. The first part contains a re-offer prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instructions B(3) and C of the General Instructions to Form S-8). The second part contains information required in the Registration Statement pursuant to Part II of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information required by Part I to Form S-8 will be sent or given to the participants in the respective Plans as specified by Rule 428. Such documents are not being filed with the Securities and Exchange Commission (“Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II to Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

RE-OFFER PROSPECTUS

4,938,665 Shares of Common Stock

for Resale by Certain Stockholders

Uranium Resources, Inc.

This Prospectus relates to the resale of up to 4,938,665 shares of the Common Stock, par value $0.001 per share, of Uranium Resources, Inc. (“Company”) that may be offered and sold, from time to time, by the Selling Stockholders identified under the caption “SELLING STOCKHOLDERS” in this Prospectus. The shares were acquired by the Selling Stockholders pursuant to the following Company benefit plans: the Amended and Restated 1999 Deferred Compensation Plan, the Deferred Compensation Plan for 2000 and 2001, the Deferred Compensation Plan for 2002, the Deferred Compensation Plan for 2003 and the Deferred Compensation Plan for 2004 (each as amended, collectively, the “Deferred Compensation Plans”); the Amended and Restated Directors’ Stock Option Plan and the 2004 Director’s Stock Option Plan (collectively, the “Directors’ Plans”); the Amended and Restated 1995 Stock Incentive Plan and the 2004 Stock Incentive Plan (collectively, the “Employees' Plans”); and the Leland O. Erdahl and George R. Ireland Option Grants (the “Option Grants”). Collectively, the Deferred Compensation Plans, the Directors Plan, the Employees' Plan and the Option Grants are referred to herein as the “Plans.” The registration of the Common Stock by the Selling Stockholders does not necessarily mean that the Selling Stockholders will offer or sell their respective shares.

The offering price for shares sold by Selling Stockholders will be negotiated through private transactions or will be at the prevailing market price as quoted on any exchanges on which the Company’s shares are traded at the time of sale. Selling Stockholders may sell their shares directly or through agents or broker-dealers acting as agents on behalf of such Selling Stockholders. The Selling Stockholders may engage brokers, dealers or agents, who may receive commissions or discounts from the Selling Stockholders.

Uranium Resources will not receive any of the proceeds from sales of shares by Selling Stockholders. Uranium Resources will pay substantially all the expenses incident to the registration of the shares, except for sales commissions and other expenses of Selling Stockholders applicable to sales of their respective shares.

Uranium Resources’ Common Stock is not currently listed on any national securities exchange or the NASDAQ Stock Market. Uranium Resources’ Common Stock is quoted on the Over-the-Counter Bulletin Board under the symbol URRE. On May 16, 2006, the last reported sales price of Uranium Resources’ Common Stock was $6.05 per share.

Before you make your investment decision, please read carefully the “RISK FACTORS” section beginning on page 7, where specific risks associated with these securities are described.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Re-Offer Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

Our mailing address and telephone number is as follows:

Uranium Resources, Inc.
650 South Edmonds, Suite 108
Lewisville, TX, 75067
972-219-3330

www.uraniumresources.com

The date of this Prospectus is May     , 2006

You should rely only on the information contained or incorporated by reference in this Re-Offer Prospectus. We have not authorized anyone to provide you with information that is different. The Selling Stockholders are offering to sell the Common Stock registered hereunder only where it is legal to sell these securities. The information contained or incorporated in this document may only be accurate on the date of this document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities registered hereunder have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. The documents listed in (a) through (i) below are incorporated by reference in this Prospectus. Information that we file later with the Commission will automatically update and supersede the information contained in these documents. The following documents can be accessed through the Company's web site at www.uraniumresources.com.

(a)           The Company’s Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2005.

(b)           The Company's Quarterly Report on Form 10-Q, filed May 15, 2006.

(c)           The Company’s Current Report on Form 8-K, filed April 24, 2006.

(d)           The Company’s Current Report on Form 8-K, filed April 11, 2006.

(e)           The Company’s Current Report on Form 8-K, filed April 6, 2006.

(f)            The Company’s Current Report on Form 8-K, filed February 23, 2006.

(g)           The Company’s Current Report on Form 8-K, filed January 9, 2006.

(h)           The description of such class of securities which is contained in the Company's registration statement on Form S-1 dated May 10, 2006, SEC File Number 333-133960.

(i)            All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2005.

AVAILABLE INFORMATION

On May 17, 2006, the Company filed with the Securities and Exchange Commission (“Commission”) a registration statement on Form S-8 under the Securities Act with respect to the Common Stock issuable pursuant to the 2004 Stock Incentive Plan (“Registration Statement”). This Prospectus is part of that Registration Statement, but does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including the attached exhibits and schedules, contains additional relevant information about the Company.

Statements in this Re-Offer Prospectus as to the contents of any contract or document are not necessarily complete and in each instance reference is made to the copy of that contract or document filed as an exhibit to the Registration Statement or as an exhibit to another filing, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

Upon written or oral request, the Company will, at no cost, provide copies of any or all of the information that has been incorporated by reference in the Prospectus or the Registration Statement. The Company will also deliver, upon oral or written request, any revisions or updates to this Prospectus, a copy of the Company’s latest Annual Report to Stockholders and all other reports, proxy statements and other communications distributed to the Company’s stockholders generally. Requests for information should be sent to Uranium Resources, Inc. at its principal executive offices:

650 South Edmonds, Suite 108

Lewisville, TX, 75067

Attn:  Thomas H. Ehrlich

(972) 219-3330

www.uraniumresources.com

The Company also files with the Commission annual, quarterly and special reports, proxy statements and other information with the Commission that may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549-9303 and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet website that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the Commission. The address of that website is http://www.sec.gov.

RE-OFFER PROSPECTUS SUMMARY

This summary of selected information from this Prospectus highlights information included elsewhere in or incorporated by reference in this Re-Offer Prospectus and thus does not contain all information that may be important to you. This Prospectus includes specific terms of this offering, information about our business and certain financial data. We encourage you to read this Prospectus in its entirety, including the risk factors on page 7, before making an investment decision.

The Offering

Trading Symbol	URRE

Common Stock Outstanding	51,568,589 shares of Common Stock.

Common Stock Offered by Selling Stockholders

4,938,665 shares of Common Stock. This represents 8.7% of the total outstanding shares of Company Common Stock, assuming that all shares registered hereunder are issued to the Selling Stockholders pursuant to the terms of the respective Plans.

Use of Proceeds

We will not receive any of the proceeds from sales of shares of Common Stock registered hereunder by the Selling Stockholders. We will pay substantially all the expenses incident to the registration of such shares, except for sales commissions and other expenses of Selling Stockholders.

Our Company

We were organized in 1977 to mine uranium in the United States using the in situ leach mining process, a process in which groundwater fortified with oxidizing agents is pumped into the ore body causing the uranium contained in the ore to dissolve. The resulting solution is pumped to the surface where it is further processed to a dried form of uranium that is shipped to conversion facilities for sale to our customers. This process is generally more cost effective and environmentally benign than conventional mining techniques. Our properties are located in South Texas and New Mexico.

RISK FACTORS

Investing in our Common Stock will provide you with an equity ownership in Uranium Resources. As one of our stockholders, you will be subject to risks inherent to our business. The trading price of your shares will be affected by the performance of our business relative to, among other things, competition, market conditions and general economic and industry conditions. The value of your investment may decrease, resulting in a loss. You should carefully consider the following factors as well as other information contained in this Prospectus before deciding to invest in shares of our Common Stock.

The factors identified below are important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Where any such forward- looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that, while we believe such assumptions or bases to be reasonable and make them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. Where, in any forward-looking statement, the Company, or its management, expresses an expectation or belief as to the future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result, or be achieved or accomplished. Taking into account the foregoing, the following are identified as important risk factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the Company.

Our ability to function as an operating mining company is dependent on our ability to mine our properties at a profit sufficient to finance further mining activities and for the acquisition and development of additional properties.

Our ability to operate on a positive cash flow basis is dependent on mining sufficient quantities of uranium at a profit sufficient to finance our operations and for the acquisition and development of additional mining properties.

Our inability to obtain financial surety would threaten our ability to continue in business.

Future bonding requirements will increase significantly when future development and production occurs at our sites in Texas and New Mexico. The amount of the bonding for each producing property is subject to annual review and revision by regulators. We expect that the issuer of the bonds will require us to provide cash collateral equal to the face amount of the bond to secure the obligation.

Because we have limited capital, inherent mining risks pose a significant threat to us.

Because we are small with limited capital, we are unable to withstand significant losses that can result from inherent risks associated with mining, including environmental hazards, industrial accidents, flooding, interruptions due to weather conditions and other acts of nature. Such risks could result in damage to or destruction of our wellfield infrastructure and production facilities, as well as to adjacent properties, personal injury, environmental damage and processing and production delays, causing monetary losses and possible legal liability.

More stringent federal and state regulations could adversely affect our business.

If we are unable to obtain or maintain permits or water rights for development of our properties or otherwise fail to manage adequately future environmental issues, our operations could be materially and adversely affected. We have expended significant resources, both financial and managerial, to comply with environmental protection laws, regulations and permitting requirements and we anticipate that we will be required to continue to do so in the future. Although we believe our properties comply in all material respects with all relevant permits, licenses and regulations pertaining to worker health and safety as well as those pertaining to the environment and radioactive materials, the historical trend toward stricter environmental regulation may continue.

The volatility of uranium prices makes our business uncertain.

The volatility of uranium prices makes long-range planning uncertain and raising capital difficult. The price of uranium is affected by numerous factors beyond our control, including the demand for nuclear power, political and economic conditions, and legislation and production and costs of production of our competitors.

The only market for uranium is nuclear power plants, and there are only a few customers.

We are dependent on a small number of electric utilities that buy uranium for nuclear power plants. Because of the limited market for uranium, a reduction in purchases of newly-produced uranium by electric utilities for any reason (such as plant closings) would adversely affect the viability of our business.

The price of alternative energy sources affects the demand for and price of uranium.

The attractiveness of uranium as an alternative fuel to generate electricity is to some degree dependent on the prices of oil, gas, coal and hydro-electricity and the possibility of developing other low cost sources for energy.

Public acceptance of nuclear energy is uncertain.

Maintaining the demand for uranium at current levels and future growth in demand will depend upon acceptance of nuclear technology as a means of generating electricity. Lack of public acceptance of nuclear technology would adversely affect the demand for nuclear power and increase the regulation of the nuclear power industry.

Our inability to obtain insurance would threaten our ability to continue in business.

We currently have liability and property damage insurance that we believe is adequate. However, the insurance industry is undergoing change and premiums are being increased. If premiums should increase to a level we cannot afford, we could not continue in business.

If we cannot add additional reserves to replace production in the future, we would not be able to remain in business.

Our future uranium production, cash flow and income are dependent upon our ability to mine our current properties and acquire and develop additional reserves. There can be no assurance that our properties will be placed into production or that we will be able to continue to find and develop or acquire additional reserves.

Competition from better-capitalized companies affects prices and our ability to acquire properties and personnel.

There is global competition for uranium properties, capital, customers and the employment and retention or qualified personnel. In the production and marketing of uranium there are about 15 major producing entities, some of which are government controlled and all of which are significantly larger and better capitalized than we are. We also compete with uranium recovered from the de-enrichment of highly enriched uranium obtained from the dismantlement of United States and Russian nuclear weapons and imports to the United States of uranium from the former Soviet Union.

Competition from over 35 small companies affects our ability to acquire properties and personnel and retain existing personnel.

There are a handful of entities newly entered in the market that compete with us for properties and are attempting to become licensed to operate ISL facilities. In addition, we are aware several entities have expressed interest in hiring certain of our employees. To retain key employees, we may face increased compensation costs, including, potential new option grants.

Over 35.5% of our shares of Common Stock is controlled by Principal Stockholders and Management.

Over 35.5% of our Common Stock is controlled by four stockholders of record. In addition, our directors and officers are the beneficial owners of about 5.5% of our Common Stock. This includes with respect to both groups shares that may be purchased upon the exercise of outstanding options. Such ownership by the Company’s principal shareholders, executive officers and directors may have the effect of delaying, deferring, preventing or facilitating a sale of the Company or a business combination with a third party.

The availability for sale of a large amount of shares may depress the market price for our Common Stock.

The Company has 51,568,589 shares of Common Stock currently outstanding, of which 52.3% or 27,129,622 shares are owned by non-affiliates of the Company and are freely transferable. All of the remaining shares may be sold under a Registration Statement on Form S-1. The availability for sale of such a large amount of shares may depress the market price for our Common Stock and impair our ability to raise additional capital through the public sale of Common Stock. The Company has no arrangement with any of the holders of the foregoing shares to address the possible effect on the price of the Company’s Common Stock of the sale by them of their shares.

SELLING STOCKHOLDERS

This Re-Offer Prospectus covers offers and sales from time to time by Selling Stockholders of up to 4,938,665 shares of the Company’s Common Stock, to be issued to the Selling Stockholders pursuant to the terms of the respective Plans. Under Rule 416 of the Securities Act, the Selling Stockholders may also offer and sell Common Stock issued to the Selling Stockholders are a result of, among other things, stock splits, stock dividends and other similar events that affect the number of Common Shares held by the Selling Stockholders. However, registrations of the Selling Stockholders’ Common Stock does not necessarily mean that the Selling Stockholders will offer or sell any of their shares. The Selling Stockholders are or may become affiliates of the Company pursuant to Rule 144 of the Securities Act.

The following table sets forth, as of April 30, 2006, the name of each of the Selling Stockholders, the nature of his, her or its position, office, or other material relationship to the Company or its subsidiaries within the most recent past three years, and the number of shares of Common Stock which each such Selling Stockholder owned of record as of the date of this Prospectus. The table also sets forth the number of shares of Common Stock owned by each Selling Stockholder that are offered for sale by this Prospectus and the number and percentage of shares of Common Stock to be held by each such Selling Stockholder assuming the sale of all the shares offered hereby. The Company may supplement this Prospectus from time to time to disclose the names, relationships to the Company and holding of Securities of additional Selling Stockholders. No statement contained herein nor the delivery of this Prospectus in connection with a sale by any Selling Stockholder shall be deemed an admission by the Company or such Selling Stockholder that such Selling Stockholder is in a control relationship with the Company within the meaning of the Securities Act.

Name and Relationship To Company if any(1)	Number of Shares of Common Stock Owned as April 30, 2006 (4)	Maximum Number of Shares to be Sold Pursuant to this Offering (5)	Number of Shares of Common Stock to be Held Assuming Sale of all the Shares Offered Hereby (5)	Percentage of Common Stock to be Held Assuming Sale of all the Shares Offered Hereby (6)
Paul K. Willmott(2)(3)	1,502,332	1,362,875	139,457		*
Richard A. Van Horn(2)	679,333	666,000	13,333		*
Thomas H. Ehrlich(2)	630,549	622,449	8,100		*
Mark S. Pelizza(2)	580,155	512,275	67,880		*
Craig S. Bartels (2)	506,601	500,000	6,601		*
William M. McKnight, Jr.(2)	250,000	250,000	0		*
Leland O. Erdahl(3)	263,205	254,937	8,268		*
George R. Ireland(3)(7)	1,792,514	241,500	1,551,014		*
Rudolf J. Mueller	3,065,157	56,250	3,008,907	5.83%
Laura A. Greig	38,665	38,646	18		*
J. Michael Russell	54,296	50,000	4,296		*
James C. Kegebein	87,483	87,483	0		*
Dain A. McCoig	85,000	85,000	0		*
Michael J. Maxson	26,875	26,875	0		*
Salome J. Espinosa	28,125	28,125	0		*
Thomas J. Cremar	23,750	23,750	0		*
Daniel R. Garza	13,750	13,750	0		*
Ronald E. Grant	61,250	61,250	0		*
Michael W. Hendricks	7,500	7,500	0		*
Hugo Berlanga	50,000	50,000	0		*

(1)           Except as otherwise noted, none of the Selling Stockholders is a director or executive officer of the Company.

(2)           Executive Officer of the Company.

(3)           Director of the Company.

(4)           Assumes the future issuance of all shares of Common Stock issuable under the terms of the respective Plans.

(5)           Consists of shares of Common Stock that may be issued in the future pursuant to the terms of the Plans.

(6)           Does not include percentages of less than 0.1%.

(7)           Includes 1,533,334 shares owned by Geologic Resource Fund LP and Geologic Resource Fund Ltd. Mr. Ireland serves as managing partner of these funds.

PLAN OF DISTRIBUTION

The number of shares registered for resale by the Selling Stockholders and covered by this Prospectus is 4,938,665 and represents 8.7% of the total outstanding shares of Common Stock, assuming all shares registered hereunder are issued pursuant to the terms of the respective Plans. However, registration of the Selling Stockholders’ Common Stock does not necessarily mean that the Selling Stockholders will offer or sell the shares. The Securities may be sold from time to time by the Selling Stockholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market at prices and on terms then prevailing or in negotiated transactions.

All costs, expenses and fees in connection with the registration of the Securities will be borne by us. Commissions, discounts and transfer taxes, if any, attributable to the sales of the Securities will be borne by the Selling Stockholders. Brokers may receive compensation in the form of customary brokerage commissions, discounts or concessions from Selling Stockholders in amounts to be negotiated in connection with sales pursuant hereto. Such brokers or dealers and any other participating brokers or dealers may be deemed to be “underwriters” within the meaning of the Securities Act, in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Selling Stockholders should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of Common Stock by the Selling Stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our Common Stock while such Selling Stockholders are distributing shares covered by this Prospectus. Accordingly, the Selling Stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The Selling Stockholders are advised that if a particular offer of Common Stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

DESCRIPTION OF CAPITAL STOCK

Common Stock

The Company’s authorized capital stock consists of 200,000,000 shares of Common Stock, par value $0.001 per share. As of April 28, 2006, 51,568,589 shares of Common Stock were issued and outstanding, all of which are fully paid and non-assessable. There are no preemptive, subscription, conversion or redemption rights pertaining to the Company’s Common Stock. The absence of preemptive rights could result in a dilution of the interest of existing stockholders should additional shares of Common Stock be issued. Holders of the Company’s Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of assets legally available therefor and to share ratably in the assets of the Company upon liquidation.

Each share of Common Stock is entitled to one vote for all purposes and cumulative voting is not permitted in the election of directors. Accordingly, the holders of more than fifty percent of all of the outstanding shares of Common Stock can elect all of the directors. Matters to be voted upon by the holders of Common Stock require the affirmative vote of a majority of the shares present at the stockholders meeting.

Transfer Agent and Registrar

Corporate Stock Transfer, Denver, Colorado, is the transfer agent and registrar for the Common Stock.

EXPERTS

The consolidated financial statements incorporated in this Prospectus have been included in reliance on the report of Hein & Associates LLP, independent registered public accountants, given on the authority of said firm as experts in accounting and auditing.

Certain information regarding the Company’s Uranium Reserves Mineralized Materials is incorporated herein on reliance on the Douglas Report submitted by Richard F. Douglas, Ph.D., independent geologist, given on the authority of Mr. Douglas as an expert in the field of geology.

VALIDITY OF THE SECURITIES

The validity of the Securities offered hereby was passed upon for the Company by Baker & Hostetler LLP, our legal counsel. Members of that firm currently beneficially own 35,275 shares of Uranium Resources common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Insofar as the provisions described in Item 6 of Part II of this Registration Statement permit indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities registered hereunder have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The documents listed in (a) through (i) below are incorporated by reference in this Registration Statement and can be accessed through the Company's web site at www.uraniumresources.com:

(a)           The Company’s Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2005.

(b)           The Company's Quarterly Report on Form 10-Q, filed May 15, 2006.

(c)           The Company’s Current Report on Form 8-K, filed April 24, 2006.

(d)           The Company’s Current Report on Form 8-K, filed April 11, 2006.

(e)           The Company’s Current Report on Form 8-K, filed April 6, 2006.

(f)            The Company’s Current Report on Form 8-K, filed February 23, 2006.

(g)           The Company’s Current Report on Form 8-K, filed January 9, 2006.

(h)           The description of such class of securities which is contained in the Company's registration statement on Form S-1 dated May 10, 2006, SEC File Number 333-133960.

(i)            All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2005.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interest of Named Experts and Counsel.

The consolidated financial statements incorporated in this Prospectus have been included in reliance on the report of Hein & Associates LLP, independent registered public accountants, given on the authority of said firm as experts in accounting and auditing.

Certain information regarding the Company’s Uranium Reserves Mineralized Materials is incorporated herein on reliance on the Douglas Report submitted by Richard F. Douglas, Ph.D., independent geologist, given on the authority of Mr. Douglas as an expert in the field of geology.

The validity of the shares of the Registrant’s Common Stock offered hereby are being passed upon for the Registrant by Baker & Hostetler, LLP, counsel to the Registrant. Members of that firm currently own 35,275 shares of the Registrant’s Common Stock.

Item 6. Indemnification of Directors and Officers.

Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees) that are actually and reasonably incurred by him (“Expenses”), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware provides the general authorization of advancement of a director’s or officer’s litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

The Bylaws of the Company provide for the broad indemnification by the directors and officers of the Company and for advancement of litigation expenses to the fullest extent permitted by current Delaware law. The Company also has entered into indemnification contracts with its directors and officers.

The Company maintains a policy of directors and officers liability insurance which reimburses the Company for expenses which it may incur in connection with the foregoing indemnity provisions and which may provide direct indemnification to directors and officers where the Company is unable to do so.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of Registrant pursuant to the above, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

The Exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 9. Undertakings.

A.            The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any decrease or increase in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or the high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) that are incorporated by reference in this Registration Statement;

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B.            The undersigned Registrant hereby undertakes that it will supplement the prospectus, after the end of the subscription period, to include the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities that the underwriters will purchase and the terms of any later reoffering. If the underwriters make any public offering of the securities on terms different from those on the cover page of the prospectus, the small business issuer will file a post-effective amendment to state the terms of such offering.

C.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, as of this 17th day of May, 2006.

URANIUM RESOURCES, INC.

By:	/s/ Paul K. Willmott
Paul K. Willmott
President

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Paul K. Willmott	Chairman, Chief Executive	May 17, 2006
Paul K. Willmott	Officer, President and
Director
(Principal Executive
Officer)

/s/ Thomas H. Ehrlich	Chief Financial Officer	May 17, 2006
Thomas H. Ehrlich	(Principal Financial and
Accounting Officer)

/s/ Leland O. Erdahl	Director	May 17, 2006
Leland O. Erdahl

/s/ George R. Ireland	Director	May 17, 2006
George R. Ireland

S-1

EXHIBIT INDEX

Exhibit Number	Description

3.1*	Restated Certificate of Incorporation of the Company dated February 15, 2004 (filed with the Company’s Registration Statement on Form SB-2 dated July 26, 2004, SEC File Number 333-117653).

3.1.1*	Certificate of Amendment of Restated Certificate of Incorporation of the Company (filed with the Company’s 8-K dated April 11, 2006, SEC File Number 000-17171).

3.2*	Restated Bylaws of the Company (filed with the Company’s Form 8-K on April 14, 2005).

4.1*

Common Stock Purchase Agreement dated February 28, 2001 between the Company and Purchasers of the Common Stock of the Company (filed with the Company’s Annual Report on Form 10-KA dated July 26, 2001, SEC File Number 000-17171).

5.1	Opinion of Baker & Hostetler LLP, counsel to the Company.

10.1*	Amended and Restated Directors Stock Option Plan (filed with the Company’s Form S-8 Registration No. 333-00349 on January 22, 1996).

10.2*	Amended and Restated Employee’s Stock Option Plan (filed with the Company’s Form S-8 Registration No. 333-00403 on January 24, 1996).

10.3*	Amended and Restated 1995 Stock Incentive Plan (filed with the Company’s Form SB-2 Registration No. 333-117653 on July 26, 2004).

10.4*	Non-Qualified Stock Option Agreement dated June 19, 2001 between the Company and Leland O. Erdahl (filed with the Company’s 10- QSB dated August 13, 2001, SEC File Number 000-17171).

10.5*	Non-Qualified Stock Option Agreement dated June 19, 2001 between the Company and George R. Ireland (filed with the Company’s 10- QSB dated August 13, 2001, SEC File Number 000-17171).

10.7*

Summary of Supplemental Health Care Plan (filed with Amendment No. 1 to the Company’s Form S-1 Registration Statement (File No. 33-32754) as filed with the Securities and Exchange Commission on February 20, 1990).

10.9*

License to Explore and Option to Purchase dated March 25, 1997 between Santa Fe Pacific Gold Corporation and Uranco, Inc. (filed with the Company’s Annual Report on Form 10-K dated June 30, 1997, SEC File Number 000-17171).

10.12*	Compensation Agreement dated June 2, 1997 between the Company and Paul K. Willmott (filed with the Company’s Annual Report on Form 10-K dated June 30, 1998, SEC File Number 000-17171).

10.13*	Compensation Agreement dated June 2, 1997 between the Company and Richard A. Van Horn (filed with the Company’s Annual Report on Form 10-K dated June 30, 1998, SEC File Number 000-17171).

10.14*	Compensation Agreement dated June 2, 1997 between the Company and Thomas H. Ehrlich (filed with the Company’s Annual Report on Form 10-K dated June 30, 1998, SEC File Number 000-17171).

10.15*	Compensation Agreement dated June 2, 1997 between the Company and Mark S. Pelizza (filed with the Company’s Annual Report on Form 10-K dated June 30, 1998, SEC File Number 000-17171).

10.16*	Uranium Resources, Inc. 1999 Deferred Compensation Plan (filed with the Company’s Annual Report on Form 10-K dated June 30, 1999, SEC File Number 000-17171).

10.16.1*	Amendment No. 1 to the Uranium Resources, Inc. Deferred Compensation Plan for 1999. (filed with the Company’s Annual Report on Form 10-KSB dated March 31, 2006, SEC File Number 000-17171).

10.17*	2000-2001 Deferred Compensation Plan (filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, SEC File Number 000-17171).

10.17.1*	Amendment No. 2 to the Uranium Resources, Inc. Deferred Compensation Plan for 2000-2001 (filed with the Company’s Annual Report on Form 10-KSB dated March 31, 2006, SEC File Number 000-17171).

10.22*	Uranium Resources, Inc. Deferred Compensation Plan for 2002 (filed with the Company’s Quarterly Report on Form 10-QSB dated November 13, 2003, SEC File Number 000-17171).

10.23*	Uranium Resources, Inc. Deferred Compensation Plan for 2003 (filed with the Company’s Quarterly Report on Form 10 QSB dated November 13, 2003, SEC File Number 000-171171).

E-1

Exhibit Number	Description

10.24*	Uranium Resources, Inc. Deferred Compensation Plan for 2004 (filed with the Company’s Quarterly Report on Form 10-QSB dated May 14, 2004, SEC File Number 000-17171).

10.24.1*

Amendment No. 2 to the Uranium Resources, Inc. Deferred Compensation Plan for 2002, Deferred Compensation Plan for 2003, Deferred Compensation Plan for 2004 (filed with the Company’s Annual Report on Form 10-KSB dated March 31, 2006, SEC File Number 000-17171).

10.26*	2004 Directors Stock Option Plan dated June 2, 2004 (filed with the Company’s Registration Statement on Form SB-2 dated July 26, 2004, SEC File Number 333-117653).

10.27*

Contract with UG U.S.A., Inc. for the Purchase of Natural Uranium Concentrates (U3O8) dated August 12, 2003 (filed wih the Company’s Pre-Effective Amendment No. 2 to Form SB-2 dated September 20, 2005, SEC File Number 333-125106).

10.27.1*	Amendment No. 1 with UG U.S.A., Inc. dated August 30, 2004 to Exhibit 10.27 (filed with the Company’s Pre-Effective Amendment No. 2 to Form SB-2 dated September 20, 2005, SEC File Number 333-125106).

10.27.2*	Amendment No. 2 with UG U.S.A., Inc. dated April 29, 2005 to Exhibit 10.27 (filed with the Company’s Pre-Effective Amendment No. 2 to Form SB-2 dated September 20, 2005, SEC File Number 333-125106).

10.28*

Amended and Restated Uranium Supply Contract with Itochu Corporation dated June 7, 2005 (filed wih the Company’s Pre- Effective Amendment No. 2 to Form SB-2 dated September 20, 2005, SEC File Number 333-125106).

10.31*

Note Purchase Agreement dated March 24, 2005 and promissory notes issued thereunder (filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, SEC File Number 000-17171).

10.32*	Uranium Supply Contract with UG U.S.A., Inc. dated April 29, 2005 (filed with the Company’s Pre-Effective Amendment No. 2 to Form SB-2 dated September 20, 2005, SEC File Number 333-125106).

10.33*	Uranium Supply Contract with Itochu Corporation dated June 15, 2005 (filed with the Company’s Pre-Effective Amendment No. 2 to Form SB-2 dated September 20, 2005, SEC File Number 333-125106).

10.34*	Stock Purchase Agreement by and between Uranium Resources, Inc. and accredited investors (filed with the Company’s Current Report on Form 8-K dated August 12, 2005, SEC File Number 000-17171).

10.35*	Uranium Resources, Inc. 2004 Stock Incentive Plan (filed with the Company’s Quarterly Report on Form 10-QSB/A dated November 18, 2005, SEC File Number 333-125106.

10.36*

Feasibility Study Funding Agreement between Itochu Corporation, Uranium Resources, Inc. and Hydro Resources, Inc. effective March 29, 2006 (filed with the Company’s Annual Report on Form 10-KSB dated March 31, 2006, SEC File Number 000-17171).

10.37*

Amended and Restated Uranium Supply Contract between Itochu Corporation and Uranium Resources, Inc. effective March 1, 2006 (filed with the Company’s Annual Report on Form 10-KSB dated March 31, 2006, SEC File Number 000-17171).

10.38*

Agreement for the Sale of Uranium Concentrates between UG U.S.A., Inc. and Uranium Resources, Inc. dated March 31, 2006 (filed with the Company’s Annual Report on Form 10-KSB dated March 31, 2006, SEC File Number 000-17171).

10.39*

Stock Purchase Agreement, dated as of April 19, 2006, by and between Uranium Resources, Inc. and accredited investors (filed with the Company’s Current Report on Form 8 K dated April 19, 2006, SEC File Number 000-17171).

14*	Uranium Resources, Inc. Code of Ethics for Senior Executives (filed with the Company’s Annual Report on Form 10-KSB dated March 30, 2004, SEC File Number 000-17171).

23.1	Consent of Hein & Associates.

23.2	Consent of Baker & Hostetler LLP (included in Exhibit 5.1)

23.3	Consent of Richard A. Douglas.

*      Not filed herewith. Incorporated by reference pursuant to Rule 12b-32 under the Securities Exchange Act of 1934.

E-2